UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2008

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 15, 2008, at the annual meeting of stockholders of Tessera Technologies, Inc. (“Tessera”), Tessera’s stockholders approved the amendment and restatement of Tessera’s 2003 Equity Incentive Plan (the “2003 Plan”). The amendments to the 2003 Plan approved by Tessera’s stockholders include: (i) increasing the number of shares of common stock reserved for issuance under the 2003 Plan by 6,000,000 shares to a total of 13,488,930; and (ii) extending the term of the 2003 Plan through March 2018.

The foregoing description is qualified in its entirety by reference to the 2003 Plan, a copy of which is filed as Appendix A to Tessera’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2008 and incorporated by reference herein.

Item 8.01.	Other Events.

On May 16, 2008, Tessera issued a press release regarding the results of its annual meeting of stockholders. In addition to approving the amendment and restatement of the 2003 Plan, Tessera’s stockholders approved the elections of Robert J. Boehlke, Nicholas E. Brathwaite, John B. Goodrich, Al S. Joseph, Bruce M. McWilliams, David C. Nagel, Henry R. Nothhaft and Robert A. Young to the Board of Directors for terms ending upon the 2009 annual stockholders meeting. The company’s stockholders also ratified the appointment of PricewaterhouseCoopers LLP as independent auditors of the company for the fiscal year ending December 31, 2008. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2008	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Charles A. Webster
	Name:	Charles A. Webster
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 16, 2008